Exhibit 5

Durban Roodepoort Deep, Limited

(Incorporated in the Republic of South Africa)

(Registration number 1895/000926/06)

(Share code: DUR)

(ISIN: ZAE 000015079)

(ARBN number: 086 277 616)

(NASDAQ Trading Symbol: DROOY)

(“DRD”)

DRD EXTENDS EMPEROR OFFER PERIOD

DRD announced today that it is extending the scheduled closing date of its offer for Emperor Mines Limited (“Emperor”) by 28 days to 7.00pm (Sydney time) on 11 June 2004.

DRD’s offer remains open and capable of acceptance.  Emperor shareholders should refer to DRD’s Bidder’s Statement dispatched on 13 April 2004 for details on the acceptance procedure, or they should contact their financial or other professional adviser if they are in any doubt as to how to act in relation to the offer.

Johannesburg

7 May 2004

Queries to Emperor Shareholder Infoline:

From within Australia is 1800 118 938 (toll free)

From outside Australia +61 8 9386 2651

As required by the Corporations Act, calls to these numbers will be recorded

Investor and Media Relations

Paul Downie, Porter Novelli

+61 893 861 233 (office)

+61 414 947 129 (mobile)